Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	R. Gregory Lewis
(615) 269-1900

J. ALEXANDER’S CORPORATION CONTINUES GO-SHOP PROCESS

NASHVILLE, TN., July 3, 2012 – As previously announced, J. Alexander’s Corporation (NASDAQ: JAX) has entered into an agreement with Fidelity National Financial, Inc. (NYSE: FNF) to merge the Company with a subsidiary of American Blue Ribbon Holdings, Inc. (“ABRH”), a newly-formed, indirect majority-owned subsidiary of FNF. Immediately following the merger, J. Alexander’s will be combined with the current restaurant operations of ABRH, LLC, a restaurant operating company and an indirect majority-owned subsidiary of FNF. Following the transaction, the combined restaurant operating company will own and operate over 700 restaurants in 43 states under seven different restaurant concepts with total combined annual revenue of approximately $1.5 billion.

“We are enthusiastic about the transaction, which we believe provides significant benefits for our shareholders,” Lonnie J. Stout II, Chairman, President and Chief Executive Officer of J. Alexander’s Corporation, said. “It rewards them with a cash premium for their existing shares and offers them participation in the future business prospects of a much larger combined operation with the backing of FNF.”

As described in the Form 8-K filed by the Company on June 28, 2012, the shareholders of J. Alexander’s Corporation may elect to receive $12 in cash or a combination of $3 cash and one share of ABRH Class A common stock, for each share of the Company’s common stock they own, subject to proration in the event that the stock portion is over- or under-subscribed. Following the transaction, former shareholders of J. Alexander’s will hold shares of ABRH Class A common stock representing an aggregate 6% economic interest in the combined company’s restaurant operations, including J. Alexander’s.

Mr. Stout said that the Company is diligently proceeding with filings and other actions necessary to satisfy conditions to closing under the merger agreement, and that a registration statement on Form S-4, which will include the proxy statement of the Company containing detailed information about the proposed transaction and ABRH, will be filed with the Securities and Exchange Commission as soon as practicable, but in no event later than August 6, 2012. Shareholders are urged to read those filings carefully as soon as they become available.

The transaction with FNF is the culmination of a formal process to identify potential buyers designed to maximize value to shareholders of the Company. In September 2011, the Company consulted with Cary Street Partners, LLC, and Cary Street made preliminary contact with selected private equity firms during October through December 2011 to gauge interest in a transaction. Meetings between the Company’s management and the selected firms were held to provide an introduction to the Company. Given the level of interest expressed and the likelihood of a transaction that would result in significant value to shareholders, the Company formally engaged Cary Street Partners LLC in January 2012 as its financial advisor in connection with the consideration of strategic alternatives, including the sale of the Company. Thereafter, Cary Street contacted a broader set of potential buyers.

Throughout the sale process, potentially interested buyers were targeted for their interest in the restaurant sector or small cap companies. In total, Cary Street contacted 16 potential financial buyers and 7 potential strategic buyers, and the Company executed confidentiality agreements with 10 potential financial and strategic buyers. The Company and its representatives met with selected parties and made available certain nonpublic information concerning the Company’s business and assets. The Company received indications of interest from 4 parties with which the Company had engaged in discussions, and also received an unsolicited indication of interest from an interested financial buyer. After careful consideration, the Company’s Board of Directors, in consultation with its financial and legal advisors, determined that the FNF proposal represented the greatest value to shareholders and a substantial premium to current and historical trading prices, as well giving shareholders the opportunity to participate in ownership of a much larger combined company.

The Company also specifically negotiated with FNF the right to continue to seek alternative transactions during a 30 day go-shop period following the execution of the merger agreement. Pursuant to the go-shop provisions, through July 22, 2012, the Company may solicit superior proposals from third parties.

During the go-shop period, the Company has and intends to continue to engage in discussions with parties that previously expressed an interest in a potential transaction, as well as other potentially interested parties. Cary Street Partners LLC is acting as the financial advisor and primary contact for the Company for this process, which concludes on July 22, 2012.

FNF, based in Jacksonville, Florida, is a leading FORTUNE 500 company with subsidiaries engaged in title insurance, mortgage services, restaurants and other diversified services. FNF presently owns approximately 55% of ABRH, LLC, whose restaurant operating concepts include Bakers Square, Max & Erma’s, Village Inn, Stoney River Legendary Steaks, O’Charley’s and Ninety Nine, as well as the APC award winning pie bakery Legendary Baking.

About J. Alexander’s Corporation

J. Alexander’s Corporation operates 33 J. Alexander’s restaurants in 13 states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander’s is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

J. Alexander’s Corporation is headquartered in Nashville, Tennessee.

Cautionary Statement Regarding Forward Looking Information

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this press release, particularly information regarding the expected date of closing and potential benefits of the transactions, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, the failure to receive, on a timely basis or otherwise, the requisite approvals by the Company’s shareholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the effects of disruptions to business operations resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that costs or difficulties related to the integration of the Company and ABRH operations will be greater than expected; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the risks and uncertainties that other parties’ interest in engaging in discussions concerning a potential transaction may be limited, or that any proposals for alternative transactions that are received may not be favorable. Further, the businesses of the Company and ABRH remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated or that the go-shop effort will result in a superior proposal. Additional information about these and other material factors or assumptions underlying forward looking statements concerning the Company are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Important Additional Information and Where to Find It

In connection with the proposed merger transaction with FNF, ABRH and J. Alexander’s will be filing documents with the SEC, including the filing by ABRH of a registration statement on Form S-4 that will include a proxy statement of J. Alexander’s that also constitutes a prospectus of ABRH. J. Alexander’s shareholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information. The final joint proxy statement/prospectus will be mailed to shareholders of J. Alexander’s. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Participants in the Merger Solicitation

J. Alexander’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the merger transaction. Information concerning J. Alexander’s executive officers and directors is set forth in its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 2, 2012, and on Amendments No. 1 and No. 2 to its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 30, 2012, and May 15, 2012, respectively. Additional information regarding the interests of participants of J. Alexander’s in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from J. Alexander’s using the contact information above.

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